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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2001

LIFE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

0-22193 (Commission File No.)
DELAWARE (State or Other Jurisdiction of Incorporation)		33-0743195 (IRS Employer Identification No.)
10540 Magnolia Avenue, Suite B, Riverside, CA 92503-1814 (Address of Principal Executive Offices) (Zip Code)

(909) 637-4000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

    Life Financial Corporation announced that it has received notification from New Life Holdings that it will not close the previously announced agreement to purchase notes and warrants. The investor's decision was based on the Company's subordinated debenture holder's refusal to restructure its debt in accordance with the conditions of the agreement.

ITEM 7. EXHIBITS

  1.
  Press Release dated September 25, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      LIFE FINANCIAL CORPORATION

Dated: October 3, 2001	By:	/s/ STEVEN R. GARDNER Steven R. Gardner President and Chief Executive Officer

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SIGNATURES